Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8) 333-127435 pertaining to the Staktek Holdings, Inc. 2003 Stock Option Plan and

2.	Registration Statement (Form S-8) 333-125853 pertaining to the Staktek Holdings, Inc. 2005 Employee Stock Purchase Plan;

of our report dated February 15, 2006, with respect to the consolidated financial statements of Staktek Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Austin, Texas

March 3, 2006